Exhibit 10.4
                     FUTURE ADVANCE PROMISSORY NOTE

                                                         June 30, 1997
$553,144.00                                              Raleigh, North Carolina

        For value received, the undersigned, ComSouth Cable International, Inc., a North Carolina corporation the "Maker") hereby promises to pay to the order of Business Telecom, Inc., a North Carolina corporation with an address of 4300 Six Forks Road, Raleigh, North Carolina 27604(the "Lender"), at such address or at such other place, or to such other party, as the holder of this Note may from time to time designate in writing, in lawful currency of the United States, the principal sum of Five Hundred Fifty-Three Thousand One Hundred Forty Four and NO/100 dollars ($553,144.00), or such amount as shall be advanced hereunder and remain unpaid, in immediately available funds, together with interest at the rate provided below from the date of any advance made hereunder until paid in full as provided herein. Interest shall accrue on the unpaid principal balance of this Note as provided below. The principal balance of this Note and all interest accruing thereon shall be payable as follows:

        1. Interest. Interest shall accrue on any outstanding balance under this Note at the prime rate per annum as announced from time to time in the Wall Street Journal (the "Prime Rate").

        2. Repayment Terms. Maker shall repay upon demand any advance of principal hereunder the full amount of such principal advanced as well as all interest accrued on such principal advanced.

        3. Advances. Advances under this Note shall be subject to the following terms and conditions:

                (a)     Maker shall request any advance in writing;

                (b) in its sole and absolute discretion, Lender may refuse to make any advance hereunder based upon Lender's assessment of the condition of Maker's business and financial solvency at the time of such request for any advance;

                (c) all advances, at the time made, shall be noted on Schedule A of this Note and shall be initialed by Maker.

        If not sooner paid, the entire unpaid principal balance together with all accrued and unpaid interest and all other fees, costs and charges due hereunder, if any, shall be due and payable.

        This Note may be prepaid in whole or in part at any time without premium or penalty.

        If any installment shall become overdue for a period in excess of fifteen (15) days a "late charge" of four cents for each dollar ($1.00) so overdue may be charged by the holder hereof for the purpose of defraying the expenses incident to handling such delinquent payment. If this Note is placed in the hands of an attorney for collection, whether suit be brought or not, Maker shall pay on demand reasonable attorneys' fees and expenses in addition to any other amount due hereunder.

        During any period of time this Note is in default, this Note shall bear interest at the rate of five percent (5%) per annum in excess of the interest rate set forth above, or the maximum contract rate permitted by law, whichever is less, until paid.

        Should Maker fail to make timely payments of accrued interest under this Note, all such accrued interest remaining unpaid shall be added to the outstanding principal hereunder, and such accrued interest shall bear interest. The aforesaid provision does not waive any rights of the holder hereof to pursue all of its rights and remedies against Maker for a default or event of default in failing to make timely payments of interest.

        This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum contract rate which is permitted by law. If, by the terms of this Note, Maker is at any time required or obligated to pay interest at a rate in excess of such rate, the maximum contract rate of interest under this Note shall be deemed to be immediately reduced to such maximum contract rate and interest payable hereunder shall be computed at such maximum contract rate and the portion of all prior interest payments in excess of such maximum contract rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

        All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, notice of protest and notice of dishonor, and further waive any rights which they may have to require Lender to proceed against any other person or property, agree that without notice to any party and without affecting any party's liability, Lender, at any time or times, may grant extensions of the time for payment or other modification of this Note, and may add or release any party primarily or secondarily liable and agree that Lender may apply all monies made available to it from the disposition of any security for this Note either to this Note or to any other obligation of any of the parties to Lender, as Lender may elect from time to time.

        The failure of Lender to exercise any right or remedy provided hereunder or available at law shall not be a waiver or release of such rights or remedies or the right to exercise any right or remedy at another time.

        In the event any one or more of the provisions contained in this Note, or any other document or instrument executed in connection herewith shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Note, or any other such document or instrument, and this Note, and such other document or instrument shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein or therein.

        This Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

        All notices, demands or requests required or permitted under the terms of this Note to be given by or to the Maker or the Lender (a) shall be in writing, and (b) unless and until otherwise specified in a written notice actually received by the respective parties or any of them, shall be sent to the parties at their addresses set forth above.

        This Note shall be construed in accordance with the laws of the State of North Carolina.

        The representative of Maker subscribing below represents that he has full power, authority and legal right to execute and deliver this Note on behalf of Maker and that the debt hereunder constitutes a valid and binding obligation of Maker.

        IN WITNESS WHEREOF, Maker has duly executed this Note under seal as of the day and year first above written.

                                        ComSouth Cable International, Inc.



                                        By:     ________________________________

                                        Name:   ________________________________

                                        Title:  ________________________________

                                   SCHEDULE A

                                    ADVANCES


AMOUNT            DATE                      DATE DUE                INITIALS